Exhibit 1.1

EXECUTION VERSION

JEFFERIES GROUP, INC.

(a Delaware corporation)

SELLING AGENT AGREEMENT

Dated: August 5, 2011

JEFFERIES GROUP, INC.

(a Delaware corporation)

SELLING AGENT AGREEMENT

August 5, 2011

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Jefferies Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Jefferies & Company, Inc., as selling agent (the “Purchasing Agent”), with respect to the issue and sale from time to time by the Company of the Company’s Notes due Nine Months or More from the Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture dated as of March 12, 2002, as amended by the First Supplemental Indenture dated as of July 15, 2003 (as so amended, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officer’s Certificate (as defined in the Indenture) establishing the form and terms of the Notes pursuant to Section 3.01 of the Indenture.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby (1) appoints you as agent of the Company for the purpose of soliciting offers to purchase Notes, and you hereby agree to use your reasonable best efforts to solicit offers to purchase the Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement directly to the Purchasing Agent as principal for resale to others, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale between the Company and the Purchasing Agent and any other agents or dealers (the “Selected Dealers”). The Company reserves its right to enter into agreements substantially identical hereto with other agents and to offer and sell the Notes directly on its own behalf.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-160214), including the related preliminary prospectus or prospectuses and post-effective amendment No. 1 thereto, which registration statement and amendment became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, as amended, covers the registration of the Notes under the 1933 Act. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The prospectus included in the Original Registration Statement, in the form it has most recently been filed with the Commission, is herein called the “Base Prospectus.” The Company has prepared, or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 of the 1933 Act Regulations, a prospectus supplement to the Base Prospectus (the “Prospectus Supplement”). The Prospectus Supplement, together with the Base Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as from time to time amended or supplemented, and including any supplement to the Prospectus Supplement that sets forth the final terms of a particular issue of Notes, substantially in the form of Schedule E attached hereto (a “Pricing Supplement”), is herein called the “Prospectus.” “General Disclosure Package” shall mean the Statutory Prospectus (as defined below), together with any Issuer General Use Free Writing Prospectus(es) (as defined below) with respect to a particular offering of Notes. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or the General Disclosure Package shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the date hereof; and all references in this Agreement to amendments or supplements to the Registration Statement, Base Prospectus, Prospectus Supplement or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Base Prospectus, Prospectus Supplement or Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Purchasing Agent as of the date hereof, as of the time of each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of the Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement (as defined herein) or otherwise), as of each Settlement Date (as defined herein), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02, and/or Item 7.01, thereof and/or exhibits furnished pursuant to Item 9.01 thereof) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Acceptance. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on June 25, 2009, and the post-effective amendment thereto also became effective upon filing under Rule 462(e) on October 20, 2009. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.

Neither the Company, nor any person acting on the Company’s behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations), has made any offer that is a written communication relating to the Notes prior to the filing of the Original Registration Statement.

At the respective times the Original Registration Statement and each amendment thereto became effective and as of each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchasing Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and as of each Representation Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each of the Base Prospectus and the Prospectus Supplement complied when so filed in all material respects with the 1933 Act Regulations and each such Base Prospectus or Prospectus Supplement, as the case may be, that is delivered to the Purchasing Agent for use in connection with any offering of Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Time of Acceptance with respect to any offering of Notes, neither (x) the General Disclosure Package, nor (y) any individual Issuer Limited Use Free Writing Prospectus respecting such offering of Notes, when considered together with the General Disclosure Package, shall include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus and the Prospectus Supplement relating to the Notes, including any document incorporated by reference therein, together with any preliminary Pricing Supplement or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes to which it relates or until any earlier date that the issuer notified or notifies the Purchasing Agent as described in Section 3(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Purchasing Agent expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except as in the ordinary course of business consistent with past practices, there has been no dividend or distribution of any kind declared paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company and the Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and the Company and Jefferies & Company, Inc., a Delaware corporation (the “Subsidiary”) are in good standing and duly qualified to do business as foreign corporations under the laws of each jurisdiction that requires such qualification of the Company or any subsidiary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(vi) Capital Stock of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus (or as represented by minority interests as disclosed in the financial statements incorporated by reference therein), all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than, in the case of certain non-U.S. subsidiaries, director qualifying shares which individually and in the aggregate represent an immaterial ownership interest in such subsidiaries). The Subsidiary is the only subsidiary that is a Significant Subsidiary (as such term is defined by Rule 405) of the Company.

(vii) Capitalization. The Company’s authorized equity capitalization is as set forth in the Prospectus and the Notes conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue (other than equity compensation grants and awards under the Company’s plans in the ordinary course consistent with past practice), or rights to convert any obligations into or exchange any Notes for, shares of capital stock of or ownership interests in the Company are outstanding.

(viii) (A) Accuracy of Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in (I) the Prospectus under the headings “Certain ERISA Considerations”, “Description of the Notes” and “Description of Notes We May Offer” and (II) the Company’s Transition Report on Form 10-K for the eleven-month transition period ended November 30, 2010 under the headings “Part I - Item 1. Business - Regulation” and “Part I - Item 3. - Legal Proceedings”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(B) The statements set forth in the Prospectus under the heading “Material United States Federal Tax Considerations,” insofar as such statements purport to describe certain federal tax laws of the United States, are accurate and complete in all material respects.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xi) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Purchasing Agent in the manner contemplated herein and in the Prospectus.

(xii) Absence of Conflicts. Neither the issue and sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xiii) Absence of Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xiv) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus, the Registration Statement and the General Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(xv) Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xvi) Possession of Properties. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xvii) Absence of Defaults. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xvii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xviii) Independent Accountants. Each of (i) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus, and (ii) Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the applicable published rules and regulations of the Public Company Accounting Oversight Board.

(xix) Tax Laws. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof) and has paid all taxes shown by such returns to be payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xx) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxi) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for claims that in the aggregate are not significant in amount; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxii) Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary and material to the conduct of their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxiv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof). Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxviii) ERISA. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(xxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(xxx) Redemption. The Company has determined that there is no more than a remote likelihood that it will exercise its right to redeem the Notes in circumstances where the amount that the Company would have to pay in redemption is based on the sum of the present values of the remaining scheduled payments of interest and principal on the Notes. The Company makes this representation only in connection with the discussion in the Prospectus under the heading “Material United States Federal Tax Considerations”.

(xxxi) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any subsidiary of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed reasonably to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or other person or entity, for the purpose of financing the activities of any subsidiary subject to, or any other person known to the Company to be currently subject to, any U.S. sanctions administered by OFAC

(xxxiv) Description of Indenture. The Indenture conforms in all material respects to the description thereof contained in the Prospectus.

(xxxv) Due Authorization of the Indenture and the Notes. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered pursuant to this Agreement, will constitute legal, valid and binding obligations enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Purchasing Agent or to counsel for the Purchasing Agent shall be deemed a representation and warranty by the Company to each Purchasing Agent as to the matters covered thereby.

SECTION 2. Solicitation of Offers to Purchase; Administrative Procedures.

(a) The Purchasing Agent agrees to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the applicable General Disclosure Package and in the Prospectus and upon the terms communicated to the Purchasing Agent from time to time by the Company. For the purpose of such solicitation, the Purchasing Agent will use the Prospectus as then amended or supplemented (together with any preliminary Pricing Supplement for a series of Notes, if applicable) which has been most recently distributed to the Purchasing Agent by the Company, and the Purchasing Agent will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. The Company shall timely deliver notice to the Purchasing Agent of its decision to suspend solicitations. Upon receipt of instructions (which may be given orally) from the Company, the Purchasing Agent will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Purchasing Agent is authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Purchasing Agent is not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Purchasing Agent on an agency basis, other than those offers rejected by the Purchasing Agent. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Purchasing Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a commission in an amount to be agreed between the Company and the Purchasing Agent at the time of the sale of Notes. In the absence of such an agreement, such commission will be an amount equal to the percentages of the initial offering price of each Note actually sold as set forth in Schedule B hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent also may agree to a Concession greater than or less than the percentages set forth on Schedule B hereto. The actual aggregate Concession with respect to each series of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and any other Purchasing Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Purchasing Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Schedule C (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Purchasing Agent and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Purchasing Agent.

(b) Terms Agreement. Each sale of Notes directly to the Purchasing Agent as principal for resale to others shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement substantially in the form attached as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the date and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Purchasing Agent is not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

SECTION 3. Covenants of the Company. The Company covenants with the Purchasing Agent as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company will notify the Purchasing Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Purchasing Agent notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either the Base Prospectus, the Prospectus Supplement or to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the Commission pursuant to the 1934 Act), and the Company will furnish the Purchasing Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Purchasing Agent or counsel for the Purchasing Agent shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Purchasing Agent and counsel for the Purchasing Agent, without charge, signed or photocopies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Purchasing Agent, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copies of the Original Registration Statement and each amendment thereto furnished to the Purchasing Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to the Purchasing Agent, without charge, as many copies of the Base Prospectus, the Prospectus Supplement and any Pricing Supplement as the Purchasing Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Purchasing Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Purchasing Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Purchasing Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of 1934 Act Documents. Upon request, the Company will furnish to the Purchasing Agent a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the Commission.

(f) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Purchasing Agent pursuant to this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes substantially in one of the forms attached as Exhibit E or in such other form previously agreed upon by the Purchasing Agent and the Company and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the 1933 Act (i) if applicable, in preliminary form on the date on which the proposed pricing information for any Notes is first used and (ii) in final form not later than the close of business on the second business day following the date the applicable Notes are sold. If the Purchasing Agent has advised the Company that it is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3) under the 1933 Act.

(g) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Purchasing Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, (i) immediate notice shall be given, and confirmed in writing, to the Purchasing Agent to cease the solicitation of offers to purchase the Notes and sales and (ii) the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Company will furnish to the Purchasing Agent such number of copies of such amendment, supplement or new registration statement as the Purchasing Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Purchasing Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Purchasing Agent, to qualify the Notes for offering and sale under the applicable Notes laws of such states and other jurisdictions as the Purchasing Agent may designate and to maintain such qualifications in effect for a period of not less than one year from date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in Notes in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Purchasing Agent with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Purchasing Agent may request.

(i) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Purchasing Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds.”

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (g), (i), (o), (p) or (q) of this Section during any period from the time (i) the Purchasing Agent has suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Purchasing Agent shall not then hold any Notes as principal to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and each Purchasing Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the

Registration Statement, the applicable General Disclosure Package and the Prospectus, each as amended and supplemented to each such time and to the applicable General Disclosure Package at the applicable Time of Acceptance relating thereto in respect of such Notes).

(o) Subsequent Delivery of Certificates. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Purchasing Agent after the Registration Statement, any General Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent a certificate of the Company, signed by a duly authorized officer of the Company dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing Agent to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to the Purchasing Agent are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to, as applicable, the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(p) Subsequent Delivery of Legal Opinions. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Purchasing Agent after the Registration Statement, any General Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and counsel to the Purchasing Agent the written opinions of Morgan, Lewis & Bockius LLP, counsel to the Company, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Purchasing Agent, of the same tenor as the opinion referred to in Section 5(c) hereof, but modified, as necessary, to relate to, as applicable, the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent shall furnish the Purchasing Agent with a letter substantially to the effect that the Purchasing Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the applicable General Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses) and the Prospectus as amended and supplemented).

(q) Subsequent Delivery of Comfort Letters. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Purchasing Agent after the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause Deloitte & Touche LLP and KPMG LLP forthwith to furnish the Purchasing Agent a letter (which may refer to letters previously delivered to the Purchasing Agent), dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Purchasing Agent; provided, that the Company shall only be required to cause KPMG LLP to provide a comfort letter pursuant to this section 3(q) upon the Company’s filing of its Annual Report on Form 10-K. If any other information included therein is of an accounting, financial or statistical nature, the Purchasing Agent may request procedures be performed with respect to such other information. If Deloitte & Touche LLP and KPMG LLP is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by Deloitte & Touche LLP and KPMG LLP hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

SECTION 4. Payment of Expenses;

(a) Expenses. The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Purchasing Agent and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Purchasing Agent of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Purchasing Agent, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Notes under Notes laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchasing Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Purchasing Agent of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any cost associated with electronic delivery of any of the foregoing by the Purchasing Agent to investors, (vii) the preparation, printing and delivery to the Purchasing Agent of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (x) any fees payable in connection with the rating of the Notes and (xi) the costs and expenses incurred by the Purchasing Agent in connection with determining their compliance with the rules and regulations of The Financial Industry Regulatory Authority, Inc. (“FINRA”) related to the Purchasing Agent’s participation in the offering and distribution of the Notes, including any related FINRA filing fees and the legal fees of, and disbursements by, counsel to the Purchasing Agent.

SECTION 5. Conditions of Purchasing Agent’s Obligations. The obligations of the Purchasing Agent hereunder to solicit offers to purchase Notes or to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the applicable Settlement Date (as defined below) (including the filing of any document incorporated by reference therein), as of the applicable Time of Acceptance (as defined below) and as of the applicable Time of Acceptance (as defined below), to the accuracy of the statements of the Company’s officers made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. For the period from and after the date of this Agreement and on or prior to the applicable Settlement Date:

(i) The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Purchasing Agent;

(ii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Purchasing Agent;

(iii) The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Pricing Supplement. Prior to the applicable Settlement Date, (i) the Company shall have filed the applicable Pricing Supplement with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act and (ii) any other Issuer Free Writing Prospectus (as defined herein) required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b).

(c) Opinion of Counsel for Company. On the date hereof, or as required by Section 3(p), the Purchasing Agent shall have received the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the Purchasing Agent, together with signed or reproduced copies of such letter for each of the other Purchasing Agent to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Purchasing Agent may reasonably request.

(d) Opinion of Counsel for Purchasing Agent. On the date hereof, the Purchasing Agent shall have received the favorable opinion of Dewey & LeBoeuf LLP, counsel for the Purchasing Agent, together with signed or reproduced copies of such letter for each of the other Purchasing Agent with respect to the matters set forth in clauses (i), (iii), (iv), (vi) and (vii) and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Purchasing Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. As required by Section 3(o), the Purchasing Agent shall have received a certificate of the Chairman of the Executive Committee, Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, to the effect that there (i) has not been, since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Independent Accountants’ Comfort Letters. On the date hereof, or as required by Section 3(q), the Purchasing Agent shall have received from each of Deloitte & Touche LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Purchasing Agent, together with signed or reproduced copies of such letter for each of the other Purchasing Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

If such letter or letters are delivered to an Purchasing Agent as a condition to closing in an offering of Notes that such Purchasing Agent has agreed to purchase as principal, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the applicable Disclosure Package, there shall not have been (I) any change or decrease specified in such letter or letters or (II) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (I) or (II) above, is, in the judgment of the applicable Purchasing Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of such Notes.

(g) Additional Documents. The Purchasing Agent shall have received the certificates required by Section 3(o) on the date hereof and on each Settlement Date with respect to any purchase of Notes by the Purchasing Agent, counsel for the Purchasing Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and counsel for the Purchasing Agent.

If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasing Agent and its counsel, this Agreement and all obligations of the Purchasing Agent may be terminated by the Purchasing Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(i) of this Agreement, the indemnity and contribution agreements set forth in Section 6 of this Agreement, the provisions concerning payment of expenses under Section 4 of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section 1(b) of this Agreement and the provisions regarding parties set forth under Section 12 of this Agreement shall remain in effect.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (and any documents delivered pursuant to this paragraph shall address any applicable General Disclosure Package).

SECTION 6. Indemnification.

(a) Indemnification of Purchasing Agent. (1) The Company agrees to indemnify and hold harmless the Purchasing Agent and each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Purchasing Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Purchasing Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Purchasing Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Purchasing Agent and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasing Agent on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasing Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Purchasing Agent on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions and underwriting discounts received by the Purchasing Agents bear to the total sales price from the sale of the Notes to or through the Purchasing Agent to the date of such liability.

The relative fault of the Company on the one hand and the Purchasing Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasing Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Purchasing Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasing Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Purchasing Agent shall be required to contribute any amount in excess of the commissions and underwriting discounts received by such agent in connection with the Notes sold by it from which such losses, liabilities, claims damages and expenses arise.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Purchasing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Purchasing Agent’s Affiliates and selling agents shall have the same rights to contribution as such Purchasing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Purchasing Agent’s respective obligations to contribute pursuant to this Section 7 are several in proportion the total commissions and underwriting discounts received by such Purchasing Agent relative to the total sales price from the sale of the Notes to or through the Purchasing Agent to the date of such liability and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchasing Agent or its Affiliates or selling agents, any person controlling any Purchasing Agent, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Notes.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time. The Company also (as to any one or more of the Purchasing Agent) or any Purchasing Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under any Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Purchasing Agent and by giving not less than 5 business days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Purchasing Agent, by giving not less than 5 business days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may terminate any agreement hereunder to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which is such as to make it, in the judgment of the Purchasing Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (ii) since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the

Commission or any other governmental authority, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States the effect of which is such as to make it, in the judgment of the Purchasing Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (a) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any nationally recognized statistical rating organization, or (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

(b) Survival. If this Agreement is terminated, Section 3(c), (d), (e) and (g), Section 4 and Section 6 hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section 2 and Section 3 shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Purchasing Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred by such Purchasing Agent, and the Company shall remain responsible for such other expenses set forth in Section 4.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasing Agent shall be directed to the Purchasing Agent at 520 Madison Avenue, New York, New York 10022, Attention: Investment Grade Debt Capital Markets with a copy to the General Counsel, and notices to the Company shall be directed to it at 520 Madison Avenue, New York, New York 10022, Attention: Legal Department.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Purchasing Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Purchasing Agent has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Purchasing Agent has advised or is currently advising the Company on other matters) and the Purchasing Agent has no obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Purchasing Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Purchasing Agent has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasing Agent, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Purchasing Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchasing Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasing Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Purchasing Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasing Agent and the Company in accordance with its terms.

Very truly yours, JEFFERIES GROUP, INC.

By:	/s/ Roland T. Kelly
Name: Roland T. Kelly Title: Assistant Secretary

CONFIRMED AND ACCEPTED,

        as of the date first above written:

JEFFERIES & COMPANY, INC.

By:	/s/ Matthew Casey
Name: Matthew Casey
Title: Managing Director Authorized Signatory

SCHEDULE A

Name of Purchasing Agent

Jefferies & Company, Inc.

Sch A-1

SCHEDULE B

As compensation for the services of the Purchasing Agent hereunder, the Company shall pay the Purchasing Agent a concession payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent, which, unless otherwise agreed between the Company and the Purchasing Agent, will be as follows:

Maturity Ranges	Percentage of Price to Public
9 months to less than 18 months	0.300
18 months to less than 24 months	0.425
24 months to less than 30 months	0.550
30 months to less than 42 months	0.825
42 months to less than 54 months	0.950
54 months to less than 66 months	1.250
66 months to less than 78 months	1.350
78 months to less than 90 months	1.450
90 months to less than 102 months	1.550
102 months to less than 114 months	1.650
114 months to less than 126 months	1.800
126 months to less than 138 months	1.900
138 months to less than 150 months	2.000
150 months to less than 162 months	2.150
162 months to less than 174 months	2.300
174 months to less than 186 months	2.500
186 months to less than 198 months	2.600
198 months to less than 210 months	2.700
210 months to less than 222 months	2.800
222 months to less than 234 months	2.900
234 months to less than 360 months	3.000
360 months or greater	3.150

Sch B-1

SCHEDULE C

Jefferies Group, Inc.

NOTES DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

Notes Due Nine Months or More from Date of Issue (the “Notes”) are being offered on a continuing basis by Jefferies Group, Inc. (the “Company”). The Notes will be offered by Jefferies & Company, Inc. (the “Purchasing Agent”) pursuant to Selling Agent Agreement among the Company and the Purchasing Agent dated August 5, 2011 (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Schedule D or such other form as may be agreed upon by the Company and the Purchasing Agent (each, a “Terms Agreement”). The Notes are being sold (i) directly to customers of the Purchasing Agent or (ii) to the Purchasing Agent as principal for its own account for resale to (a) customers of the Purchasing Agent or (b) selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”). The Purchasing Agent has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Notes will be senior unsecured debt obligations and have been registered with the Securities and Exchange Commission (the “SEC”). The Bank of New York Mellon is the trustee (the “Trustee”) for the debt under an Indenture dated as of March 12,2002, as amended by the First Supplemental Indenture dated as of July 15, 2003, as may be amended and supplemented from time to time, between the Company and the Trustee (the “Indenture”), covering the Notes.

The Notes will be issued in book-entry only form and will be represented by a Global Note (as defined below) held by the Trustee, as custodian for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. The Notes will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by the Company’s Treasury Department. The Company will advise the Purchasing Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus, the applicable General Disclosure Package (as defined in the Selling Agent Agreement) and the Pricing Supplement (the Pricing Supplement and the Prospectus together referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement, the applicable General Disclosure Package and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 under the 1933 Act, or in the Indenture.

Sch C-1

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated January 25, 2006 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the original issue date for such Note. Notes will mature on any date selected by the Purchasing Agent and agreed to by the Company. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:

All Notes will be represented by a master registered global senior note certificate (the “Global Note”). The Global Note will be dated the date of its authentication by the Trustee.

The Notes will have an original issue date (the “Issue Date”). The Issue Date shall remain the same for all Notes issued upon transfer, exchange or substitution of an original Note. Additional tranches of the existing series of Notes may have a different Issue Date.

For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification:	The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), one series of CUSIP numbers consisting of approximately 100 CUSIP numbers for future assignment to the Notes. The Company will provide or has provided the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to the Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to the Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, the Global Note will be in fully registered form only without coupons. The Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the applicable Indenture by the

Sch C-2

Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such beneficial ownership interests.

Denominations:	Unless otherwise agreed by the Company or specified in the applicable Terms Agreement and/or Pricing Supplement, Notes will be denominated in U.S. dollars and issued in denominations of $1,000 or more (and in multiples of $1,000 in excess of $1,000). DTC entries representing the Notes will be in principal amounts not in excess of $500,000,000 or any other limit set by DTC (the “Permitted Amount”). If a series of Notes has an aggregate principal amount in excess of the Permitted Amount, each DTC book entry for that series will be in the Permitted Amount, or lesser amount representing the remaining principal amount for the Notes.

Issue Price:	Unless otherwise specified in the applicable General Disclosure Package and Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the General Disclosure Package and the Prospectus relating to such Note.

Interest:	Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity.

Each pending deposit message described under Settlement Procedure “C” below will be routed to S&P, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by S&P.

Each Note will bear interest from, and including, its Issue Date at the rate set forth thereon and in the applicable General Disclosure Package and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of

Sch C-3

such Note. Unless otherwise specified in the applicable General Disclosure Package and Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, interest or other amounts payable required to be made on a Note on a day which is not a Business Day (other than the Maturity Date) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue on such payment for the period from and after such Maturity Date. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Business Day:	“Business Day” means, unless otherwise specified in the applicable General Disclosure Package and Pricing Supplement, any weekday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to closed.

Payments of Principal and Interest:	Payments of Principal and Interest. Seven days prior to the first and 15th calendar days of each month, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Note on the following Interest Payment Date (other than an Interest Payment Date coinciding

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with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Note on such Interest Payment Date by reference to the daily bond reports published by S&P. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. Seven days prior to the first and 15th calendar days of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Note on or about the fifth Business Day preceding the Maturity Date of such Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on any Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by DTC, the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

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Procedure for Rate Setting and Posting:	The Company and the Purchasing Agent will discuss, from time to time, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Purchasing Agent. If the Company decides to set interest rates borne by any Notes in respect of which the Purchasing Agent is to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each series of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by fax or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Purchasing Agent and Selected Dealers.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Purchasing Agent and Selected Dealers the Maturities of, along with the interest rates to be borne by, each series of Notes that is the subject of the Posting. The Company shall furnish copies of the Prospectus (including any preliminary Pricing Supplement) to the Purchasing Agent for delivery in connection with soliciting orders, and file such preliminary Pricing Supplement with the Commission not later than the close of business on the date of Posting in accordance with Rule 424(b) under the 1933 Act (or as soon as practicable in accordance with the Selling Agent Agreement). Thereafter, the Purchasing Agent, along with the other Purchasing Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh calendar day subsequent to the day on which such Posting occurs, or if such seventh calendar day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Date”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each series that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular series will be purchased by the Purchasing Agent.

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Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone, email or facsimile of all offers to purchase Notes received by it, other than those rejected by the Purchasing Agent in whole or in part in the reasonable exercise of its discretion. No order for less than the minimum denomination of the Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular series has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Purchasing Agent and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in one of the forms attached to the Selling Agent Agreement as Schedule E or such other form as may be agreed upon by the Company and the Purchasing Agent) reflecting the terms of such Note and will file such Pricing Supplement with the Commission not later than the close of business on the second Business Day following the Trade Date in accordance with Rule 424(b) under the 1933 Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or fax to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Date. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or fax or overnight express (for delivery by the close of business on the applicable Trade Date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Purchasing Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

If to Jefferies & Company, Inc. to:

520 Madison Avenue

New York, NY 10022

Attention:

Telephone:

Each such Purchasing Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Purchasing Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the 1933 Act.

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Outdated Pricing Supplements and the Prospectus(es) to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Purchasing Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below and unless the Purchasing Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Purchasing Agent or Selected Dealers will deliver a Prospectus and final Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Purchasing Agent or Selected Dealer the terms of such Note, the amount being purchased by such Purchasing Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, unless the Purchasing Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Purchasing Agent, other Purchasing Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the final Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the issuance of such Notes through the facilities of DTC shall constitute “Settlement” with respect to such Note. All offers accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Purchasing Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in a terms agreement to be entered into between such Purchasing Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Purchasing Agent, as principal for the Company, shall be as follows:

A.     After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means (including electronic mail):

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1. Issue Price and principal amount of the purchase;

2. (i) Interest Rate, (ii) Interest Payment Dates, (iii) Regular Record Dates, and (iv) Day Count Basis;

3. Price to Public;

4. Trade Date and original Issue Date;

5. Settlement Date;

6. Maturity Date;

7. Purchasing Agent’s concession determined pursuant to the Selling Agent Agreement;

8. Net proceeds to the Company;

9. If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par),

(iii)  Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date, and

(iv)   In the case of Indexed Notes, any other material terms relating to redemption/repayment;

10. Whether the Note has a Survivor’s Option;

11. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

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12. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Note;

13. If a Note is to be listed on a stock exchange, the name of such exchange.

14. If a Note has a minimum denomination other than $1,000, such other minimum denomination; and

15. Such other terms as are necessary to complete the applicable form of Note.

B.     The Company will confirm the previously assigned CUSIP number to the Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by fax or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Purchasing Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note, will conform with the terms of the Indenture; and (iii) upon delivery of such Note through the facilities of DTC, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The Company will prepare a final Pricing Supplement and deliver copies to the Purchasing Agent and the Trustee.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure “A”.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

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3.      The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the calculation agent, which shall not be the Trustee).

4. The CUSIP number of such Notes.

D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E. Unless otherwise agreed by the parties, the information applicable to such Note will be set forth in the Global Note.

F. The Trustee will maintain possession of the Global Note representing such Note as custodian for DTC.

G.     The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s concession.

H.     The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon concession so credited to their accounts.

I.       Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

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J.      The Trustee will credit to an account of the Company maintained at Jefferies Group, Inc. funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.     Each Purchasing Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a notice stating that such sale was made pursuant to a registration statement, not later than two business days after the Settlement Date.

L.     Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “L,” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	3:00 p.m. on the Trade Date.
	B	4:00 p.m. on the Trade Date.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	11:00 a.m. on the Settlement Date.
	F	11:30 a.m. on the Settlement Date.
	G-H	12:00 p.m. on the Settlement Date.
	I	3:30 p.m. on the Settlement Date.
	J-K	4:00 p.m. on the Settlement Date.
	L	Weekly or at the request of the Company.

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NOTE: The Prospectus as most recently amended or supplemented must be filed with the Commission within 48 hours of the Settlement Date. Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes of a series issued or to be issued, the Trustee will make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such series of Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes of a series, the remaining Notes of such series shall remain outstanding and retain the CUSIP number. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Purchasing Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Purchasing Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Purchasing Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

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Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Purchasing Agent to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Purchasing Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus (including the final Pricing Supplement) as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the 1933 Act, if available) may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (including the final Pricing Supplement) (or the notice provided for in Rule 173(a) under the 1933 Act, if available) may not be so delivered.

If the Company decides to amend or supplement the Registration Statement, any Disclosure Package or the Prospectus, it will promptly advise the Purchasing Agent and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Purchasing Agent or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Purchasing Agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

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Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising a Purchasing Agent may initiate in connection with such Purchasing Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Purchasing Agent, unless otherwise agreed to by the Company.

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SCHEDULE D

TERMS AGREEMENT

            , 20

Jefferies Group, Inc. Terms Agreement

Jefferies Group, Inc.

520 Madison Avenue

New York, New York 10022

Jefferies Group, Inc. Notes Due Nine Months or More from Date of Issue

The undersigned agrees to purchase the following Notes

Clearing Information:

The terms of such Notes shall be as follows:

CUSIP Number:
Principal Amount:
Issue Price (as % of par):
Commission:
Net Proceeds to Issuer:
Important Dates:
Posting Date:
Trade Date:
Maturity Date:
Coupon Type:
Coupon:
Coupon Payments:
Settlement Date:
Survivor’s Option:
Collateral Type:
Moody’s Rating:
S & P Rating:
Redemption Info:
Time of Acceptance:
Use of Free Writing Prospectus: Y/N

(i) Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.

Electronically Presented by: JEFFERIES & COMPANY, INC.

Accepted by: JEFFERIES GROUP, INC.

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SCHEDULE E

Filed under Rule 424(b)(3), Registration Statement No. 333-

Pricing Supplement No.             – dated             ,             , 2011 (To: Prospectus Dated August     , 2011)

Jefferies Group, Inc.

520 Madison Avenue

New York, New York 10022

Jefferies Group, Inc.

Jefferies Notes due Nine Months or More from Date of Issue

Prospectus dated August             2011

CUSIP Number	Aggregate Principal Amount	Price to Public	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate

Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

Redemption Information:
Joint Lead Managers and Lead Agents:
Purchasing Agents:
Trade Date:
Settlement Date:
Minimum Denominations/Increments:
Call Description:
Calculation Agent:
Other Terms:
Validity of Notes:

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